On the Letterhead of LBB & ASSOCIATES LTD., LLP


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to incorporation by reference in this Registration Statement of Signal Advance, Inc., on Form S-1/A (Post-Effective Amendment No. 2) to be filed with the Commission on or about December 21, 2015, of our Report of Independent Registered Public Accounting Firm dated March 27, 2015, relating to the financial statements of Signal Advance, Inc., for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in this registration statement.


/S/ LBB & ASSOCIATES LTD., LLP


Houston, Texas
December 21,2015